                                                                 EXHIBIT 10.27-A

                                   RYKA INC.
                                   ---------

                    AMENDMENT TO 1996 EQUITY INCENTIVE PLAN
                    ---------------------------------------

  Resolutions Adopted by the Board of Directors by Unanimous Written Consent
  --------------------------------------------------------------------------
    on 12/2/97 and Approved by the Stockholders at the 1997 Annual Meeting
    ----------------------------------------------------------------------
                          of Stockholders on 12/4/97
                          --------------------------


Amendment of 1996 Equity Incentive Plan
---------------------------------------

        RESOLVED, that, subject to approval of RYKA's sharehllders at the 1997 Annual Meeting of Shareholders, the amendment to RYKA's 1996 Equity Incentive Plan (the "Plan") to increase the number of shares issuable under the Plan from 100,000 shares (after giving effect to the 1-for-20 Reverse Stock Split) to 1,000,000 shares is hereby adopted and approved, and the proper officers of RYKA are hereby authorized to execute and deliver all such agreements, instruments and documents to carry out the intent and purposes of the amendment to the Plan; and further

General Authority
-----------------

        RESOLVED, that the proper officers of RYKA are authorized to take any and all such further action and to execute any and all such further instruments and documents, in the name and on behalf of RYKA, under its corporate seal or otherwise and to pay all such costs and expenses as shall be necessary or desirable to carry out the intent and accomplish the purposes of the foregoing resolutions.